Exhibit 1.1

                                HASBRO, INC.

                           UNDERWRITING AGREEMENT


                                      July 14, 1998

 BEAR, STEARNS & CO. INC.
 MERRILL LYNCH & CO.
   Merrill Lynch, Pierce,
   Fenner & Smith Incorporated
      (as Representatives of the
      several Underwriters named
      in Schedule I attached hereto)
 c/o Bear, Stearns & Co. Inc.
 245 Park Avenue
 New York, NY  10167

 Ladies and Gentlemen:

           Hasbro, Inc., a Rhode Island corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 1(a) ("Registered Securities"). The Registered Securities consist of senior debt securities ("Senior Securities") and subordinated debt securities ("Subordinated Securities"). The Senior Securities will be issued under an indenture (the "Indenture"), dated as of the Closing Date (as defined herein), between the Company and Citibank, N.A., a national banking association, as trustee (in such capacity, the "Trustee") in one or more series, which series may vary as to interest rates, maturities, redemption provisions, convertibility, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in
 Section 2, for resale in accordance with terms of offering determined at the time of sale.

           The Registered Securities involved in any such offering are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 2 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 1(b), 4(b), 5 and 6 and the second sentence of Section 2), shall mean the Underwriters.

           1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

           (a) A registration statement (No. 333-44101), including a prospectus, relating to the Registered Securities and the shares of the Company's common stock, par value $0.50 per share ("Common Stock"), including the associated preferred stock purchase rights, into which the Registered Securities may be convertible has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 2, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration




      Statement, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". For the purposes of this Agreement, a prospectus supplement shall be deemed to have supplemented the Prospectus to reflect the terms of the Securities and the terms of the offering thereof only with respect to the offering of Securities to which such supplement relates.

           (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the date of each Terms Agreement referred to in Section 2, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from (i) any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of either Trustee.

           (c) The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.

           (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Rhode Island, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company which are "Significant Subsidiaries" as defined in Regulation S-X (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company. Except as may be set forth in
      Schedule 1(d) to this Agreement, the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

           (e) The outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company.

           2. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications (the "Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, and the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, rank, interest rate, maturity, any redemption provisions, any sinking fund requirements, any convertibility provisions and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

           If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (the "Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts (the "Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be other than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

           3. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of
 Securities:

           (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of the Terms Agreement.

           (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

           (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4.

           (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the latest of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of
      Section 11(a) of the Act.

           (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

           (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such states and other jurisdictions of the United States as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

           (g) During the period of three years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

           (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such states and other jurisdictions of the United States as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee, if any, of the National Association of Securities Dealers, Inc. relating to the Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

           (i) If the securities are not convertible into Common Stock, for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue and denominated in United States dollars or in any currency or unit thereof in which the securities are denominated.

           4. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

           (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
      Section 3(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

           (b) Subsequent to the execution of the Terms Agreement, there shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting particularly the business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) any downgrading in the rating of any debt securities or stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or stock of the Company




      (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the American Stock Exchange or London Stock Exchange, or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
      (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

           (c)  The Representatives shall have received:

                (i) an opinion, dated the Closing Date, with respect to New York, Delaware corporate and federal securities law, of Phillip H. Waldoks, Senior Vice President - Corporate Legal Affairs and Secretary of the Company, to the effect that:

                     (A)  the Company and its "significant
                subsidiaries," as defined in Regulation S-X and in any event including Hasbro International, Inc., a Delaware corporation ("Significant Subsidiaries"), have been duly incorporated and are existing corporations in good standing under the laws of the jurisdictions in which they are incorporated, as the case may be, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and the Significant Subsidiaries are duly qualified to do business as a foreign corporation in good standing in every other jurisdiction in which the failure to qualify or be in good standing would have a material adverse effect upon the Company and its subsidiaries taken as a whole; except as may be set forth in Schedule 1(d) to this Agreement, all of the outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is owned by the Company directly or through one or more subsidiaries, free and clear of all liens, encumbrances, options, warrants, preemptive rights or other rights of others;

                     (B)  the Indenture has been duly authorized,
                executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the




                Securities have been duly authorized; the Securities, other than any Contract Securities, have been duly executed, authenticated, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company entitled to the benefit of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the Prospectus;

                     (C) if the Securities are to be convertible into Common Stock, the Securities other than any Contract Securities are, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will be, convertible into Common Stock of the Company in accordance with the terms of the Indenture; the shares of such Common Stock initially issuable and/or deliverable upon conversion of the Securities have been duly authorized and, if hitherto unissued, reserved for issuance upon such conversion and, when issued and/or delivered upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of such Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no statutory or, to such counsel's best knowledge, other preemptive rights with respect to the Securities or the Common Stock;

                     (D) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or "Blue Sky" laws;





                     (E) the execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
                (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any jurisdiction over the Company or any subsidiary of the Company or any of their properties (it being understood that such counsel need express no opinion regarding state securities or "Blue Sky" laws), (ii) the charter or by-laws of the Company or any such subsidiary, or (iii) any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject; and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                     (F)  the Registration Statement has become
                effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that such registration statement, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or government proceeding required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or any part of the Registration Statement that shall constitute Form T-1; and

                     (G) the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                (ii) an opinion, dated the Closing Date, with respect to Rhode Island law, of Cynthia S. Reed, Senior Vice
           President and General Counsel of the Company, to the effect that:

                     (A)  the Company and its "significant
                subsidiaries," as defined in Regulation S-X and in any event including Hasbro International, Inc., a Delaware corporation ("Significant Subsidiaries"), have been duly incorporated and are existing corporations in good standing under the laws of the jurisdictions in which they are incorporated, as the case may be, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and the Significant Subsidiaries are duly qualified to do business as a foreign corporation in good standing in every other jurisdiction in which the failure to qualify or be in good standing would have a material adverse effect upon the Company and its subsidiaries taken as a whole; except as may be set forth in Schedule 1(d) to this Agreement, all of the outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is owned by the Company directly or through one or more subsidiaries, free and clear of all liens, encumbrances, options, warrants, preemptive rights or other rights of others;

                     (B)  the Indenture has been duly authorized,
                executed and delivered by the Company; the Securities have been duly authorized; the Securities, other than any Contract Securities, have been duly executed,




                authenticated, issued and delivered; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company entitled to the benefit of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                     (C) if the Securities are to be convertible into Common Stock, the Securities other than any Contract Securities are, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will be, convertible into Common Stock of the Company in accordance with the terms of the Indenture; the shares of such Common Stock initially issuable and/or deliverable upon conversion of the Securities have been duly authorized and, if hitherto unissued, reserved for issuance upon such conversion and, when issued and/or delivered upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of such Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; and the shareholders of the Company have no statutory or, to such counsel's best knowledge, other preemptive rights with respect to the Securities or the Common Stock;

                     (D) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or "Blue Sky" laws;

                     (E) the execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,




                (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any jurisdiction over the Company or any subsidiary of the Company or any of their properties (it being understood that such counsel need express no opinion regarding state securities or "Blue Sky" laws), (ii) the charter or by-laws of the Company or any such subsidiary, or (iii) any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject; and the Company has full corporate power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement); and

                     (F) the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

           (d) The Representatives shall have received from Skadden, Arps, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps may rely as to the incorporation of the Company and all other matters governed by Rhode Island law upon the opinion of Cynthia S. Reed referred to above.

           (e) The Representatives shall have received a certificate, dated the Closing Date, of the Chairman, Vice Chairman, President or any Executive Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus.

           (f)  The Representatives shall have received:





                (i) a letter, dated the Closing Date, of KPMG Peat Marwick LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                     (A) in their opinion, the financial statements and schedules of the Company and its subsidiaries examined by them and included or incorporated by reference in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                     (B) they have made a review of any unaudited financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

                     (C) on the basis of the review referred to in (B) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                          (1) the unaudited financial statements, if any, included or incorporated by reference in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus;

                          (2) the unaudited financial information of the Company, if any, included in the Prospectus and derived from unaudited consolidated financial statements or audited financial statements included or incorporated by reference in the Prospectus does not agree with the amounts set forth in such unaudited or audited consolidated financial statements or was not determined on a basis substantially consistent with that of the financial statements from which it was derived;

                          (3) on the basis of a reading of any unaudited pro forma financial information included in or incorporated into the Registration Statement or the Prospectus ("Pro Forma Financial Information"), carrying out certain specified procedures, inquiries of certain officials who have responsibility for relevant financial and accounting matters and proving the arithmetic accuracy of the application of any pro forma adjustments to the historical amounts in the Pro Forma Financial Information, nothing came to their attention which caused them to believe that the Pro Forma Financial Information, if any, does not comply in form and material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments, if any, have not been properly applied to the historical amounts in the compilation of such statements; and

                          (4) at the date of the latest available balance sheet read by such accountants, or at a subsequently specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus; or

                          (5) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales, or net operating income or in the total or per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

                except in all cases set forth in clauses (4) and (5) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                          (6) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

           All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for the purposes of this Section 4(f).

           The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

           If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Skadden, Arps pursuant to this Section 4 shall not be in all material respects reasonably satisfactory in form and substance to you and to Skadden, Arps, all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

           5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and reasonable expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have under this Agreement.





           (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein. This indemnity will be in addition to any liability which any Underwriter may otherwise have under this Agreement. The Company acknowledges that the statements set forth in the first paragraph of the second page and the third paragraph, the second sentence of the fifth paragraph and the sixth paragraph under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Securities as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

           (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

           6. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 5 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 5 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the






 Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, except that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

           7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the aggregate principal amounts of Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

           The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

           8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling
 person and will survive delivery of and payment for the Securities.   If
 the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3, without derogation of the liability of any defaulting Underwriter pursuant to
 Section 7, and the respective obligations of the Company and the Underwriters pursuant to Section 5 and 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause
 (iii), (iv) or (v) of Section 4(b), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

           9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Hasbro. Inc., 200 Narragansett Park Drive, Pawtucket, Rhode Island 02861,
 Attention: Martin R. Trueb, Senior Vice President and Treasurer, with a copy to Hasbro, Inc., 32 West 23rd Street, New York, New York 10010,
 Attention: Phillip H. Waldoks, Senior Vice President-Corporate Legal Affairs and Secretary.

           10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 5 and 6, and no other person will have any right or obligation hereunder. The term "successors" shall not include a purchaser of any of the Securities from any of the underwriters merely because of such purchase.



           11. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to principles of conflicts of law.






























































           If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


 Dated as of July 14, 1998.


                          HASBRO, INC.


                          By: /s/ John T. O'Neill
                             ---------------------------------

                          Name:   John T. O'Neill
                          Title:  Executive Vice President
                                  and Chief Financial Officer


 Accepted:

 BEAR, STEARNS & CO. INC.


 By: /s/ Timothy O'Neill
    -----------------------------------
 Name:   Timothy O'Neill
 Title:  Senior Managing Director

 Address for notices pursuant to Section 9:
 245 Park Avenue
 New York, New York  10167
 Attention: Legal Department

 On behalf of themselves and the other
 Underwriters named in Schedule I hereto.











                                 SCHEDULE I


                                          Principal Amount    Principal Amount
       Underwriter                            of Notes*         of Debentures*


 Bear, Stearns & Co. Inc.  . . . . . . . .     $112,500             $112,500
 Merrill Lynch, Pierce, Fenner & Smith
   Incorporated  . . . . . . . . . . . . .       37,500               37,500
      TOTAL  . . . . . . . . . . . . . . . $150,000,000         $150,000,000

 __________________________

 * The terms "Notes" and "Debentures" shall have the respective meanings ascribed to them in the Terms Agreement.











                               SCHEDULE 1(d)

                                    None











                                  ANNEX I

      (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M., New York time, on ______________, 19___.)

                         DELAYED DELIVERY CONTRACT

                                              _______________, 199__.

 HASBRO, INC.
 200 Narragansett Park Drive
 P.O. Box 200
 Pawtucket, Rhode Island  02862-0200

 Gentlemen:

           The undersigned hereby agrees to purchase from Hasbro, Inc., a Rhode Island corporation ("Company"), and the Company agrees to sell to the undersigned, [If a delayed closing, insert -- as of the date hereof, for delivery on ________________, 19___ ("Delivery Date"),] ____________
 principal amount of the Company's Debt Securities ("Securities"), offered by the Company's Prospectus dated _______________, 199__ and a Prospectus Supplement dated _______________, 199__, relating thereto, receipt of copies of which is hereby acknowledged, at [__% of the principal amount thereof plus accrued interest, if any,] and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

           The undersigned will purchase from the Company as of the date hereof, the delivery on the dates set forth below, Securities in the principal amounts set forth below:

      DELIVERY DATE                      PRINCIPAL AMOUNT

      ___________________                     _______

      ___________________                     _______

 Each of such delivery dates is hereinafter referred to as a Delivery Date.

           Payment for the Securities that the undersigned has agreed to purchase for delivery on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of _______________________ at ___ on such Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to such Delivery Date.

           It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the][each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the] [such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

           Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

           This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

           It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis.




































           If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.


                             Yours very truly,

                             ___________________________
                             (Name of Purchaser)


                             By:________________________
                                   Title:


                             ___________________________

                             ___________________________
                             (Address of Purchaser)


 Accepted as of the above date.

 HASBRO, INC.


 By:_______________________
       Title: